                                OFFICE BUILDING LEASE

THIS LEASE (the "Lease"), dated April 6, 1998 for reference purposes only, is entered into between Landlord (as defined below) and Tenant (as defined below), and consists of the Basic Lease Provisions, the General Office Lease Provisions and all addenda and exhibits identified at the end of the Basic Lease Provisions.

                                BASIC LEASE PROVISIONS

1.   LANDLORD: Plaza Holdings, Inc., a California corporation.

2.   TENANT: Newgen Results Corporation, a California corporation.

3. PROJECT: That certain office building project commonly known as Plaza Del Mar in the City of San Diego, San Diego County, California, as generally shown on the site plan attached as Exhibit "A" but reserving the right to make additions, deletions and modifications thereto as provided herein. (Section 1.1)

4. PREMISES AND BUILDING: Suite No. 170 on Floor No. One (1) in the Building having the street address 12526 High Bluff Drive, San Diego, California 92130, and as generally shown on Exhibit "B" hereto, (Section 1.1)

5.   ESTIMATED COMMENCEMENT DATE: June 1, 1998. (Section 2.1)

6.   TERM: Fifteen (15) months. (Section 2.1)

7.   INITIAL BASIC MONTHLY RENT:   Agreed to be $14,624.40 (based upon $2.10 per
     square foot of Tenant's Rentable Area), plus separately metered electricity to the Premises. (Section 3.1)

8.   INCREASES TO BASIC MONTHLY RENT: Not applicable. (Section 3.2).

9.   TENANT'S RENTABLE AREA: Agreed to be 6,964 square feet. (Section 1.1)

10.  TENANT'S USABLE AREA: Agreed to be 6,168 square feet.

11.  TENANT'S PRO RATA SHARE is 6.04%.

12.  SECURITY DEPOSIT: $14,624.40 (Section 18).

13.  TENANT IMPROVEMENT DEPOSIT:   Not applicable.

13.  PERMITTED USE: General office use. (Section 5)

14.  PAYMENTS AND NOTICES shall be addressed to: (Section 21.10)

        LANDLORD'S AGENT:   Janez Properties, Inc.
                            12520 High Bluff Drive, Suite 100
                            San Diego, CA 92130

        TENANT:             Newgen Results Corporation
                            12680 High Bluff Drive, Suite 300
                            San Diego, California 92130


LANDLORD'S INITIALS:                                       TENANT'S INITIALS:

/s/ [ILLEGIBLE]
--------------------                                       ------------------

15.  BROKER(S): Not applicable.

16.  GUARANTOR OF LEASE (if applicable): Not applicable.





                       LEASE ADDENDUM AND EXHIBITS


         FIRST ADDENDUM ...............Additional Lease Terms

         EXHIBIT "A"...................Site Plan of Project

         EXHIBIT "B"...................Floor Plan of Premises

         EXHIBIT "C"...................Memorandum of Actual Commencement
                                       and Expiration Dates

         EXHIBIT "D"...................Removal of Walls Plan

         EXHIBIT "E"...................Rules and Regulations






LANDLORD'S INITIALS:                                       TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                            /s/ [ILLEGIBLE]
--------------------                                       ------------------

                                  TABLE OF CONTENTS


                                                                    Page
                                                                    ----

SECTION 1. PREMISES                                                  1

     1.1    Premises; Building; Project                              1
     1.2    Acceptance of Premises                                   1
     1.3    Building Name and Address                                1

SECTION 2. TERM                                                      2

     2.1    Term                                                     2
     2.2    Delay in Possession                                      2
     2.3    Early Possession                                         2
     2.4    Holding Over                                             2
     2.5    Surrender Of Premises                                    3

SECTION 3. RENT AND OTHER PAYMENTS                                   3

     3.1    Basic Monthly Rent                                       3
     3.2    Basic Monthly Rent Increases                             3
     3.3    Project Expenses                                         3
     3.4    Prorations                                               6
     3.5    No Offsets or Conditional Payments                       6
     3.6    Rent                                                     6

SECTION 4. TAXES PAYABLE BY TENANT                                   6

     4.1    Tenant's Personal Property and Trade Fixtures            6
     4.2    Above Standard Tenant Improvements                       6

SECTION 5. USE OF PREMISES                                           7

     5.1    Limitation of Use                                        7
     5.2    Compliance with Governmental and Insurance Requirements  7
     5.3    Assumption of Risk of Noncompliance                      7

SECTION 6. REPAIRS, MAINTENANCE, ALTERATIONS AND ADDITIONS           7

     6.1    Tenant Repairs and Maintenance                           7
     6.2    Landlord Repairs and Maintenance                         8
     6.3    Alterations and Additions                                8
     6.4    Mechanics' Liens                                         9
     6.5    Signs                                                    9
     6.6    Hazardous Materials                                      9

SECTION 7. BUILDING SERVICES                                         9

     7.1    Utility Services                                         9
     7.2    Excessive Use                                           10
     7.3    Janitorial, Refuse Removal and Lighting Services        10
     7.4    Interruption of Utility Service                         10
     7.5    Exoneration of Landlord and Management Company
            From Liability                                          10

SECTION 8. COMMON AREAS                                             11

SECTION 9. LANDLORD'S RIGHT OF ACCESS                               11


                                          i


SECTION 10. INDEMNIFICATION                                         11

SECTION 11. INSURANCE                                               11

     11.1   Tenant Insurance                                        11
     11.2   Landlord Insurance                                      12
     11.3   Waivers of Subrogation                                  12

SECTION 12. DAMAGE OR DESTRUCTION OF BUILDING OR PREMISES           13

     12.1   Partial Damage                                          13
     12.2   Destruction of Building                                 13
     12.3   Effect of Lease Termination                             13
     12.4   Reconstruction                                          13
     12.5   Rent Abatement                                          13
     12.6   Damage Due to Tenant's Fault                            13

SECTION 13. EMINENT DOMAIN                                          14

SECTION 14. ASSIGNING, SUBLETTING AND OTHER TRANSFERS               14

     14.1   No Assignment Without Consent                           14
     14.2   Procedure for Requesting                                14
     14.3   Terms of Consent                                        14
     14.4   Right of Refusal; Termination                           15
     14.5   Additional Events Constituting an Assignment            15
     14.6   Landlord's Remedies                                     16
     14.7   Hypothecation of Lease                                  16
     14.8   Additional Terms Applicable to Subleases                16

SECTION 15. SUBORDINATION; ATTORNMENT AND NON-DISTURBANCE           17

     15.1   Subordination                                           17
     15.2   Attornment                                              17
     15.3   Non-Disturbance                                         17
     15.4   Self-Executing                                          17

SECTION 16. DEFAULT AND REMEDIES                                    17

     16.1   Events of Default                                       17
     16.2   Landlord's Remedies                                     18
     16.3   No Effect on Indemnification                            19
     16.4   No Acceptance of Surrender                              19
     16.5   Cumulative Remedies                                     19
     16.6   Landlord's Cure of Tenant's Default                     19
     16.7   Late Charges and Interest on Past Due Obligations       19
     16.8   Accord and Satisfaction                                 20

SECTION 17. LIABILITY OF LANDLORD                                   20

     17.1   Landlord's Inability to Perform                         20
     17.2   Release Upon Sale                                       20
     17.3   Limitation on Recourse of Tenant                        20

SECTION 18. SECURITY DEPOSIT                                        20

SECTION 19. RIGHT TO TRANSFER                                       21


                                          ii


SECTION 20. PARKING                                                 21

     20.1   Parking Areas and Structures                            21
     20.2   Parking Charges, Regulation and Use                     21

SECTION 21. GENERAL PROVISIONS                                      21

     21.1   Index                                                   21
     21.2   Interpretation                                          22
     21.3   Time of the Essence                                     22
     21.4   Successors and Assigns                                  22
     21.5   Waiver and Default                                      22
     21.6   Entire Agreement; Amendments, Representations to
            Tenant by Third Parties                                 22
     21.7   Severability                                            23
     21.8   Counterparts                                            23
     21.9   Attorneys' Fees                                         23
     21.10  Notices                                                 23
     21.11  Brokers                                                 23
     21.12  Examination of Lease                                    23
     21.13  Rules and Regulations                                   24
     21.14  Estoppel Certificate                                    24
     21.15  Corporate Tenant                                        24
     21.16  Recordation of Lease                                    24
     21.17  Multiple Tenants                                        24
     21.18  Compliance with Recorded Covenants, Conditions
            and Restrictions                                        24

SECTION 22. SPECIAL NOTICE--READ BEFORE EXECUTING THIS AGREEMENT    24

                           GENERAL OFFICE LEASE PROVISIONS


SECTION 1.  PREMISES.

     1.1 PREMISES; BUILDING; PROJECT. Subject to all of the terms, covenants and conditions contained in this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises identified in the Basic Lease Provisions. The Premises are located within the Building and the Project identified in the Basic Lease Provisions.

          Landlord makes no express or implied warranty that the Project will remain as it presently exists or as shown on Exhibit "A", and expressly reserves the right to (i) add or delete buildings and to modify existing buildings, and
(ii) modify the layout, configuration and composition of the parking, driveway and landscaped areas.

          Tenant acknowledges that the Premises do not include the areas between any finished ceiling and the slab of the Building floor above such ceiling, and Landlord reserves the use of such areas. Landlord further reserves the right to locate or relocate (both vertically and horizontally), install, maintain, use repair and replace pipes, utility lines, ducts, conduits, flues, refrigerant lines, drains, sprinkler mains and valves, access panels, wires and appurtenant meters or equipment, and structural elements leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises.

          The rentable square footage contained within the Premises and the Project shall initially be the agreed-upon figures set forth in the Basic Lease Provisions, provided that if alterations or additions are subsequently made to buildings within the Project, such figures may be redetermined for purposes of redetermining Tenant's Pro Rata Share of Project Expenses (but not Basic Monthly
Rent), by Landlord's architect using any reasonable method substantially in accordance with applicable B.O.M.A. guidelines most recently issued.

     1.2 ACCEPTANCE OF PREMISES. Tenant acknowledges that, except as specifically set forth in this Lease, neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose. The taking of possession or use of the Premises by Tenant for any purpose other than installation of Tenant's telephone, computer and/or any other communication system or construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord's attention on a written punch list. This list shall be limited to any items required to be accomplished by Landlord attached to this Lease, and shall be delivered to Landlord within thirty (30) days after the term ("Term") of this Lease commences as provided in Section 2 below. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

     1.3 BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant.



LANDLORD INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------

SECTION 2.  TERM.

     2.1 TERM. The Term shall be for the period shown in the Basic Lease Provisions. The Term shall commence ("Commencement Date") on the earlier of (a) subject to the provisions of Section 2.2, the Estimated Commencement Date as set forth in the Basic Lease Provisions, or (b) the date Tenant acquires possession or commences use of the Premises. Within ten (10) days after possession of the Premises is tendered to Tenant, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date ("Expiration Date") of this Lease. Tenant's failure to execute such form shall not affect the validity of Landlord's determination of those dates.

     2.2 DELAY IN POSSESSION. Landlord shall use good faith efforts to make the Premises ready for occupancy (as defined below) on or before the Estimated Commencement Date. However, if Landlord, for any reason whatsoever, cannot deliver possession of the Premises ready for occupancy to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent and the Commencement Date shall not occur until Landlord tenders possession of the Premises ready for occupancy (as defined below), except that if Landlord's failure to so tender possession on the Estimated Commencement Date is attributable to any action or inaction by Tenant (including without limitation any tenant improvement construction change orders requested by Tenant or Tenant's failure to supply any information required from Tenant or the furnishing by Tenant of inaccurate or erroneous estimates, specifications, dates or other information), then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Tenant, and Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the date Landlord would have been able to deliver the Premises to Tenant but for Tenant's delay(s).

     2.3 EARLY POSSESSION. If Tenant is permitted (in Landlord's sole discretion) to wholly or partially occupy the Premises for construction or other purposes prior to the Commencement Date, all of the terms of this Lease shall apply other than the obligation to pay Basic Monthly Rent or additional rent.

     2.4 HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, nor give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination of this Lease and subject to all of the terms of this Lease, except that the Basic Monthly Rent shall be $17,410.00. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord

LANDLORD INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

     2.5 SURRENDER OF PREMISES. On the Expiration Date, Tenant shall surrender the Premises in the same condition as it existed upon delivery of possession, except for certain removal of walls pursuant to Exhibit "D" attached hereto and made a part hereof, thereof under this Lease, reasonable wear and tear excepted. Tenant shall surrender all keys for the Premises to Landlord or its designated agent at the place then fixed for the payment of rent and shall inform Landlord or its designated agent of all combinations on locks safes, and vaults, if any, in the Premises. Tenant shall remove all its personal property and trade fixtures (including vaults) from the Premises prior to surrendering the Premises and shall repair any damage caused by such removal. Such repairs shall be performed in a manner satisfactory to Landlord and shall include, but not be limited to, the following: cap all plumbing, cap all electrical wiring, repair all holes in walls, restore damaged floor and/or ceiling tiles, and clean Premises thoroughly. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

SECTION 3.  RENT AND OTHER PAYMENTS.

     3.1 BASIC MONTHLY RENT. Tenant agrees to pay to Landlord, or to any other person as directed from time to time by notice from Landlord, basic monthly rent ("Basic Monthly Rent") in advance on or before the first day of each whole or partial calendar month during the Term hereof; provided that Tenant shall pay to Landlord upon execution of this Lease, in advance, one full month's Basic Monthly Rent which shall be applied to the first Basic Monthly Rent owing under this Lease.

     3.2 BASIC MONTHLY RENT INCREASES. The Basic Monthly Rent shall be subject to periodic increases as provided in the Basic Lease Provisions and/or in the First Addendum to this Lease.


LANDLORD INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------

LANDLORD INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------

LANDLORD INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------

                 The provisions of this Section shall survive the expiration or earlier termination of this Lease, and when an actual cost statement is made for the accounting year in which this Lease expires or terminates, Tenant shall promptly pay any underpayment to Landlord, and conversely, Landlord shall promptly refund any overpayment to Tenant.

                 (e) AFFILIATED SERVICE COMPANIES. Nothing herein shall be implied to prohibit, and Tenant hereby acknowledges that Landlord may perform the janitorial, property management, repair or other services itself or through affiliated companies, provided the cost thereof charged to Tenant shall not exceed the reasonable comparable cost of such services by non-affiliated companies.

          3.4 PRORATIONS. If the Commencement Date or the Expiration Date occurs on a day other than on the first or last day, respectively, of a calendar month, the Basic Monthly Rent and additional rent for that month shall be prorated on the basis of the actual number of days in that month.

          3.5 NO OFFSETS OR CONDITIONAL PAYMENTS. All Basic Monthly Rent, additional rent and any other charges and payments to be made by Tenant to Landlord under any provision of this Lease shall be payable in lawful money of the United States without any demand, deduction or offset for any reason or of any kind whatsoever.

                 No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than a partial payment of the rent herein stipulated, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

          3.6 RENT. Any and all sums payable by Tenant to Landlord pursuant to this Lease, whether or not so designated, shall be deemed to be rent owning under this Lease.

SECTION 4.  TAXES PAYABLE BY TENANT.

          4.1 TENANT'S PERSONAL PROPERTY AND TRADE FIXTURES. Tenant shall be liable for and pay at least ten (10) days prior to delinquency all taxes assessed or levied upon Tenant's trade fixtures, furnishings, equipment, and all other personal property located in the Premises. If possible, Tenant shall cause such taxes to be assessed and billed separately from the property of Landlord, but if such taxes are assessed and billed together with the property of Landlord, Tenant shall pay to Landlord Tenant's share of such taxes within ten (10) days after Landlord's delivery to Tenant of a statement in writing setting forth Landlord's reasonable determination of the amount of such taxes applicable to Tenant's property.

          4.2 ABOVE STANDARD TENANT IMPROVEMENTS. If tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant, and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation attributable to Landlord's standard tenant improvement allowance for the Project, then Landlord may deem the


LANDLORD INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
real property taxes and assessments levied against Landlord or the Project by reason of such excess assessed valuation to be taxes levied against personal property of Tenant that are governed by the provisions of Section 4.1. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining the amount by which Tenant's improvements are assessed at a higher valuation than Landlord's standard allowance, such records shall be binding on both Landlord and Tenant. Otherwise, the amount payable to Tenant pursuant to this Section 4.2 shall be reasonably determined by Landlord.

SECTION 5.  USE OF PREMISES.

          5.1 LIMITATION OF USE. Tenant shall use and occupy the Premises solely for the purpose specified in the Basic Lease Provisions, and Tenant shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord. Tenant agrees that it will not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with or infringe upon the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

          5.2    COMPLIANCE WITH GOVERNMENTAL AND INSURANCE REQUIREMENTS.
Tenant shall not use or occupy the Premises in violation of the certificate of occupancy issued for the Building or Premises or any law, ordinance or regulation or other directive of any federal, state or local governmental authority and shall at its sole cost and expense fully comply therewith. Tenant shall fully comply at its expense with any and all existing or subsequently imposed requirements of any governmental or quasi governmental entity relating to energy conservation, traffic control, air quality, water quality or any other environmental concern including, without limitation, any traffic management program affecting the Building or the Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Project and/or the Building. In addition to any other remedies available to Landlord, including but not limited to Landlord's right to declare such a use a breach of this Lease, Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for such policy or policies caused by reason of Tenant's failure to comply with the provisions of this Section.

          5.3 ASSUMPTION OF RISK OF NONCOMPLIANCE. Tenant hereby warrants that it has investigated whether its proposed use of the Premises and its proposed manner of operation will comply with the requirements of this Section 5 and Tenant assumes the risk that its proposed use of the Premises and its proposed manner of operation are, and will continue to be, in compliance with all said requirements, including, without limitation, all zoning laws regulating the use and enjoyment of the Premises. Tenant shall have sole responsibility for obtaining at its expense any governmental permits or approvals, (such as, but not limited to, a conditional use permit) required to operate its business at the Premises.

SECTION 6.  REPAIRS, MAINTENANCE, ALTERATIONS AND ADDITIONS.

          6.1 TENANT REPAIRS AND MAINTENANCE. Tenant shall at its sole cost and expense keep and maintain in good condition and repair the Premises and every part thereof including, without limitation, floor coverings, interior walls, ceilings, doors carpeting, painting, wall coverings, drapes and other window treatments, and all fixtures and equipment therein and excluding only those repair obligations assumed by Landlord in Section 6.2 below. Tenant shall cause all of the foregoing repairs and maintenance to be done at Tenant's expense and only by licensed contractors approved by Landlord. Tenant shall require all such contractors to comply with Landlord's requirements regarding any work to be done. If Tenant fails to repair and maintain the Premises, Landlord may, on ten (10) days prior notice (except that no


LANDLORD'S INITIALS:                              TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
notice shall be required in case of an emergency) enter the Premises and perform such work itself, in which event Tenant shall reimburse Landlord upon demand as additional rent all costs so incurred, plus an administrative fee equal to ten percent (10%) of all such costs. Tenant shall not commit or permit to be committed any waste in or upon the Premises. As a material inducement to Landlord entering into this Lease, Tenant hereby waives the provisions of
Section 1932(1) and 1942 of the Civil Code.

          6.2 LANDLORD REPAIRS AND MAINTENANCE. Landlord shall (i) keep in good order, condition and repair the foundations, exterior plate glass, exterior walls and doors, downspouts, gutters and roof of the Building and all unexposed electrical, heating, plumbing and sewage systems, (ii) repair and maintain the mechanical systems necessary to provide those utilities and Building services to the Premises which Landlord has specifically agreed to provide pursuant to
Section 7 below; and (iii) repair and maintain the Common Areas. The cost of repairing any damage to the Premises, the Building or the Project caused by the act or negligence of Tenant, its employees, contractors, agents, visitors, invitees, permittees, licensees or anyone under Tenant's control or supervision shall be reimbursed by Tenant to Landlord upon demand together with an administrative fee equal to ten percent (10%) of all such costs. Landlord shall not be required at any time to make any repairs, maintenance, improvements, alterations, changes, additions or replacements of any nature whatsoever in or to the Premises or the Project except as specifically provided in this Lease.

          6.3 ALTERATIONS AND ADDITIONS. Any alterations, changes, additions, modifications or improvements ("Alterations and Additions") installed by Tenant, its contractors or agents at any time prior to or during the term of this Lease shall be done only in compliance with each of the following requirements: (i) no such work shall proceed without Landlord's prior written approval which shall not be unreasonably withheld; (ii) all such work shall be done in conformity with a valid building permit and all other applicable permits or licenses when and where required, copies of which shall be furnished to Landlord before the work is commenced, and all such work shall be performed so as to be acceptable to any governmental authority or agency having or exercising jurisdiction over the work, and so as to be reasonably satisfactory to Landlord; provided, however, that Landlord shall have no responsibility therefor either to Tenant or to third parties, notwithstanding any failure by Landlord to object to any such work; (iii) Tenant shall reimburse Landlord for any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work or by reason of inadequate cleanup;
(iv) all data processing, photocopying, copying and other special electrical equipment shall have a separate outlet, and Tenant shall pay any additional costs on account of any increased support to the floor load necessary therefor, or for any other equipment; provided, however, that Landlord makes no representation or warranty as to the suitability of the Premises for such equipment; (v) Tenant or its contractors, before commencing any Alterations and Additions in, or around the Premises, shall give sufficient notice thereof to Landlord for Landlord's preparation, posting and recordation of an appropriate notice of nonresponsibility, as provided in California Civil Code Section 3094, or any related, successor or similar provision of law. Within ten (10) days after substantial completion of any Alterations and Additions, Tenant shall record in the Office of the County Recorder in the county in which the Building is located, a notice of completion as permitted by law. Notwithstanding the foregoing, Tenant shall not affix any material to the exterior windows of the Building, shall not permit any logo sign or other such material within the Premises to be visible from the outside of the Building; and shall not use any window coverings other than the Building standard coverings provided by Landlord. In the event that any alterations or improvements to the Premises by Tenant (and/or any change in use of the Premises by Tenant) necessitates that the Common Areas of the Building or Project be altered in order to comply with the requirements of the Americans With Disabilities Act or other statutes or legal requirements, Tenant shall be responsible for the cost of such repairs to the Common Areas.


LANDLORD'S INITIALS:                              TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------

          6.4 MECHANIC'S LIENS. Tenant hereby agrees to keep the Premises, the Building and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Within twenty (20) days after the filing of any such lien, Tenant shall either (i) cause the lien to be discharged of record, or (ii) if Tenant in good faith determines that such lien should be contested, furnish such security as Landlord may require (including, without limitation, a release bond under Section 3143 of the California Civil Code or any successor statute) to release the Premises, Building and Project from the effect of the lien. Failure by Tenant to fulfill either of the alternatives set forth in the immediately preceding sentence within such twenty (20) day period shall constitute a default by Tenant hereunder and shall entitle Landlord to itself obtain the security described above and the cost thereof shall immediately become owing to Landlord by Tenant as additional rent. Tenant shall indemnify, defend (with counsel approved by Landlord), protect and hold Landlord and the Premises, Building and Project harmless from and against any and all claims, suits, judgments, liabilities or losses (including reasonable attorneys' fees and costs of suit) in any way arising from Tenant's failure to comply with this Section. In addition, Tenant shall pay Landlord's attorneys' fees and costs in participating in such action if Landlord shall decide it is in its best interests to do so.

          6.5 SIGNS. Tenant may not erect, place or maintain any sign, exterior advertising medium or other device on the Building, the Project, or any window or door of the Premises, without the prior written consent of Landlord. Tenant shall, at is own expense, maintain and keep in good order all signs permitted by Landlord to be placed on the Building or the Project.

          6.6 HAZARDOUS MATERIALS. As used herein, "Hazardous Materials" means any and all substance or substances: (i) the presence of which requires investigation or remediation under any federal state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste", "hazardous substance", pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or (iii) which contain gasoline, diesel fuel or other petroleum hydrocarbons.

          Tenant shall not (and shall not permit its officers, employees, contractors, sublessees, agents, invitees or permitees to) store, use, discharge or release any Hazardous Materials in, on, under or about the Premises, Building or Project (including without limitation discharge into any drains, toilets, or other water or waste disposal systems). Notwithstanding the above, Tenant may store and use in the Premises small quantities of cleaning and office supplies that are normal and customary for general office use. Tenant shall be responsible for, and shall indemnify, defend, protect, and hold Landlord harmless from and against, any and all claims suits, orders, judgments, clean-up or remediation costs, liabilities or losses arising from any release of Hazardous Materials in, on or about the Premises in violation of the covenants in this Section.

SECTION 7.  BUILDING SERVICES.

          7.1 UTILITY SERVICES. So long as Tenant is not in default hereunder, Landlord agrees, subject to the terms and conditions hereinafter set forth, to furnish or cause to be furnished to the Premises, air conditioning and heat during Landlord's normal operating hours, in such quantity and of such quality as is reasonably necessary for Tenant's comfortable use and enjoyment of the Premises for the purposes permitted hereunder. Landlord makes no representation with respect to air quality or the adequacy or fitness of the air conditioning or ventilating equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant other than normal fractional horsepower office equipment, and Landlord shall have no responsibility for loss or damage in connection therewith.


LANDLORD'S INITIALS:                              TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------

Landlord shall provide a main electric line to the Building. Tenant shall be responsible for (i) installing at its cost a separate electric meter for the Premises (unless a separate meter is already installed), and (ii) contracting and paying for electric power to the Premises directly with the local utility. Landlord may, at its option, separately meter any other utilities to the Premises in which event Tenant will contract and pay for such utilities directly with the local utility.

          Landlord's normal hours of operating the Building's systems (including the HVAC system) shall be from 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays.

          If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the Project or any part thereof relating to the use or conservation of energy, water, gas, light or electricity, or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord is required or elects to make alterations to he Building or any other part of the Project in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations to the Building or any other part of the Project related thereto. Such compliance and the making of such alterations shall in no event entitle Tenant to any damages or relive Tenant of the obligation to pay the full rent required hereunder or constitute or be construed as a constructive or other eviction of Tenant. In addition, the cost of such compliance and alterations shall be deemed to be a Capital Improvement Cost as defined in Section 3.3(a)(v) of this Lease.

          7.2 EXCESSIVE USE. Tenant shall pay to Landlord any excessive or extraordinary Utility Costs or Operating Costs as Landlord may, in its reasonable discretion, determine to be incurred as a result of Tenant's' excessive or extraordinary use, including, but not limited to, use at times other than Landlord's normal operating hours as defined in Section 7.1 above. Landlord may, at Landlord's discretion, reasonably estimate the amount of such use and costs, and bill Tenant periodically for the same.

          7.3 JANITORIAL, REFUSE REMOVAL AND LIGHTING SERVICES. Landlord shall provide reasonable janitorial and refuse removal services (not including cleaning, maintenance or providing supplies for kitchens, eating facilities, computer centers, special equipment areas, security vaults or other extraordinary or special uses in the Premises) on Mondays through Fridays, excluding holidays. Landlord shall also relamp and maintain building standard fluorescent lighting fixtures.

          7.4 INTERRUPTION OF UTILITY SERVICE. Regardless of cause, Landlord shall not be liable for any damages (direct, indirect or consequential), reduction of rent or termination of this Lease for a failure or reduction in utility service unless the failure or reduction is caused by Landlord's willful refusal to provide such utility service.

          7.5 EXONERATION OF LANDLORD AND MANAGEMENT COMPANY FROM LIABILITY. Neither Landlord nor is designated management company shall be liable for injury to Tenant's business, for loss of income therefrom or for damage which may be sustained by the person or property of Tenant, its employees, invitees, customers, agents or contractors, or any other person in or about the Premises caused by, or resulting from, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects or the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the same whether said damage or injury result from conditions arising upon the Premises or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing same is inaccessible to Tenant. Neither Landlord nor its designated management company shall be liable for

LANDLORD'S INITIALS:                              TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
any damages arising from any act or neglect of any other tenant or the Building or of the complex of which the Building is a part.

SECTION 8.  COMMON AREAS.

          The term "Common Areas" as used in this Lease shall mean all areas and facilities in the Project (either within or outside of any buildings in the Project) which are provided and designated from time to time by Landlord for the general use and convenience of tenants of the Project and their respective employees, invitees or other visitors. Common Areas include, without limitation, elevators, lobbies, hallways, service quarters, restrooms (if not part of the Premises), stairways, walls, walkways, parking structures and landscaped areas and sidewalks.

SECTION 9.  LANDLORD'S RIGHT OF ACCESS.

          Landlord reserves for itself and its agents the right at any and all times to enter the Premises upon reasonable prior notice (except in case of emergency) for purposes of (i) providing any service to be provided by Landlord to Tenant hereunder; (ii) examining or inspecting the Premises; (iii) serving or posting and keeping posted thereon notices of nonresponsibility as provided by California Civil Code Section 3094 or by any related, successor or similar provision of law or which Landlord deems necessary for the protection of Landlord, the Building or the Project; (iv) showing the same to prospective tenants, purchasers, investors or lenders; (v) making such changes or repairs to the Premises or to any other portion of the Project as Landlord may deem necessary or desirable, including the right to install wires, cables and any communication or utility facilities that may serve the Premises or other portions of the Building, all without being deemed guilty of an eviction of Tenant and without abatement of rent. Landlord shall not be liable for any inconvenience, annoyance or injury to Tenant's business arising from the making of any repairs, alterations, additions or improvements to the Premises, the Building or the Project.

SECTION 10.  INDEMNIFICATION.

          Tenant shall indemnify, defend, protect and hold Landlord, and its directors, officers, employees, agents, partners, shareholders and affiliates harmless from and against any and all claims, suits, judgments, liabilities, damages and expenses (including without limitation actual attorneys' fees of counsel approved by Landlord and costs and expenses of suit) arising from or related to (i) Tenant's breach or default in the performance of any obligation of Tenant under this Lease, or (ii) Tenant's use or occupancy of the Premises or the conduct of its business or any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or the Project.

SECTION 11.  INSURANCE.

          11.1 TENANT INSURANCE. At all times throughout the Term, Tenant shall carry and maintain, at its sole expense, all of the following insurance:

          (a) WORKERS' COMPENSATION AND EMPLOYER'S LIABILITY INSURANCE. Workers' Compensation and employer's liability insurance as required by applicable law.

          (b) PERSONAL PROPERTY CASUALTY INSURANCE. Casualty insurance covering Tenant's leasehold improvements, trade fixtures, equipment and other personal property from time to time situated within the Premises in an amount equal to its full replacement cost, insuring against all perils included within the classification of fire and extended coverage, including sprinkler damage, vandalism and malicious mischief. All insurance proceeds received under such policy shall be used for the repair or replacement of the property damaged or destroyed unless the Lease is terminated in accordance with Section 12.


LANDLORD'S INITIALS:                              TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------

          (c) PUBLIC LIABILITY INSURANCE. A policy of comprehensive or commercial general liability insurance, including coverage (by endorsement if necessary) for death, bodily injury, broad form property damage, premises/operations, blanket contractual liability, independent contractors, personal injury and products/completed operations, insuring against liability arising out of ownership, use or occupancy of the Premises, with a combined single liability limit of not less than $1,000,000.00 per occurrence. Such minimum liability limit will be increased from time to time if Landlord's insurance advisor or Project lender reasonably determines that a higher limit is customary for similar uses. Such policy shall: (i) be on an occurrence (and not on a claims-made) basis; (ii) not have an aggregate liability limit unless such aggregate liability limit applies only to the Premises and the amount thereof is approved in writing by Landlord; (iii) have a maximum deductible of $5,000.00 unless a higher deductible is approved by Landlord in writing; (iv) be issued by an insurance company or companies licensed to do business in California and approved by Landlord, and having a financial rating of Class A-X or better as rated in the most current available "Best's Key Rating Guide"; (v) be primary and noncontributing with any insurance maintained by Landlord; (vi) name Landlord, and any person or entity designated by Landlord, as additional insureds; (vii) have a cross-liability or severability of interests endorsement; and (viii) provide (by endorsement if necessary) that the insurance issued thereunder shall not be altered or canceled until after at least thirty (30) days prior written notice to all additional insureds.

          Tenant shall provide Landlord with certificates of insurance acceptable to Landlord issued by each of the insurance companies issuing any of the policies required pursuant to Section 11.1, and Landlord shall have the right to review copies of such policies to verify compliance with the requirements of this Lease. Evidence of insurance coverage shall be furnished to Landlord at least fifteen (15) days prior to the effective date of any new or substituted coverage. Tenant may satisfy its insurance obligations hereunder by carrying such insurance under a blanket policy or policies of insurance, provided that (i) such policy meets all of the specific requirements of this
Section 11.1, including, without limitation, the aggregate liability requirements of subsection (c) above, and (ii) Landlord approves all other terms of such policy, which approval will not be unreasonably withheld. If Tenant falls to maintain any insurance required under this Section, Landlord may itself maintain such insurance and charge the cost thereof to Tenant as additional rent. Such amount shall be due and owing within ten (10) days following written request therefor, and shall bear interest as provided in Section 16.7.

          11.2 LANDLORD INSURANCE. Landlord shall, at Landlord's expense, procure and maintain at all times during the term of this Lease, a policy or policies of insurance covering loss or damage to the Building in the amount of the full replacement cost new without deduction for depreciation thereof (exclusive of Tenant's trade fixtures, inventory, personal property and equipment), providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage, malicious mischief, sprinkler leakage, water damage, and such other special extended coverage which Landlord may deem advisable. Additionally, Landlord may but shall not be required to carry: (i) Comprehensive or Commercial General Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rent Income Insurance; and (iv) such other insurance as Landlord or its lender deems advisable, all such insurance to be carried in such amounts and with such limits as Landlord or its lender may deem appropriate. The costs of such insurance shall be included as an Insurance Cost.

          11.3 WAIVERS OF SUBROGATION. Each party hereby waives any and all rights to recover against the other or against any other tenant or occupant of the Building, or against the directors, officers, employees, agents, representatives, customers, or business visitors of such other party or of such other tenant or occupant of the Building, the amount of any damage to the waiving party or loss of its property or the property of others under its control arising from any cause insured against under such party's insurance policy, provided such waiver is permitted by each party's

LANDLORD'S INITIALS:                              TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
insurance policy or by endorsement thereon without invalidation of the policy. This waiver shall not be construed to limit or restrict any indemnity made by Tenant under the terms of this Lease, nor shall it preclude any claim by either party against the other under an insurance policy which insures both parties.

SECTION 12.  DAMAGE OR DESTRUCTION OF BUILDING OR PREMISES.

          12.1 PARTIAL DAMAGE. Except as provided in Section 12.2, if the Premises or the Building is damaged by fire or other insured casualty and insurance proceeds have been made available therefor by the holder(s) of any mortgages or deeds of trust covering the Building or the Project, the damage shall be repaired by and at the expense of Landlord to the extent such insurance proceeds are available therefor, provided that the cost of repair is less than twenty-five percent (25%) of the fair market value of the Building immediately prior to the damage, and this Lease shall continue in full force and effect.

          12.2 DESTRUCTION OF BUILDING. If the cost of reconstruction would be greater than twenty-five percent (25%) of the fair market value of the Building immediately prior to the damage, notwithstanding that the Premises may be unaffected by such damage, or in the event of an uninsured loss, or in the event insurance proceeds are not made available to Landlord for reconstruction, Landlord shall have the right to terminate this Lease by giving to Tenant thirty
(30) days' prior notice thereof, which notice shall be given, if at all, within sixty (60) days following the date on which the destruction occurs.

          12.3 EFFECT OF LEASE TERMINATION. Upon any termination of this Lease under any of the provisions of this Section 12, rent shall be prorated as of the effective date of such termination, and Tenant and Landlord shall each be released from any further obligations hereunder accruing after the effective date of such termination, except that such release shall not relieve Tenant of its obligation to pay any sums then accrued or any obligations regarding surrender of the Premises, and Landlord shall return any portion of the Security Deposit to which Tenant is entitled pursuant to Section 18.

          12.4 RECONSTRUCTION. If Landlord is required or elects to repair any damage to the Premises in accordance with this Section 12, Landlord shall restore the Premises substantially to their same condition that existed immediately prior to the damage or destruction, including any leasehold improvements installed by Landlord, but excluding Tenant's trade fixtures and other personal property in the Premises.

          12.5 RENT ABATEMENT. In the event of any reconstruction and restoration as herein provided, Tenant's rent shall be equally abated by the percentage by which Tenant's use of the Premises is impaired commencing from the date of destruction and continuing during the period of such reconstruction or restoration; provided, however, that there shall be no rent abatement whatsoever if either (i) the damage is due to the act, omission, fault or neglect of Tenant or its employees, agents or visitors or (ii) if the use and enjoyment of the Premises is not affected for more than two (2) business days of operation. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture and furnishings or on any trade fixtures or equipment, inventory or other personal items removable by Tenant under the provisions of this Lease, that Landlord shall not be obligated to repair any damage thereto or replace the same, and that Tenant shall not be entitled to any compensation from Landlord for loss of the same or for loss of the use of the whole or any part of the Premises, or any inconvenience, interruption or annoyance occasioned to Tenant or its business by such damage, reconstruction or restoration.

          12.6 DAMAGE DUE TO TENANT'S FAULT. Subject to Section 11.3, all damage or injury to the Premises or the Project or any part thereof caused by the negligent act or omission of Tenant, its employees, agents, invitees or licensees, shall


LANDLORD'S INITIALS:                              TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
be promptly repaired by Tenant, at Tenant's sole cost and expense, to the satisfaction of Landlord.

SECTION 13.  EMINENT DOMAIN.

          If the whole of the Premises or so much thereof as to render the balance unusable by Tenant is taken under power of eminent domain, or sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date possession is required to be surrendered to the condemning authority. No award for any partial or entire taking shall be apportioned and Tenant hereby releases any claim to and assigns to Landlord any and all rights of Tenant now or hereafter arising in or to the same or any part thereof, provided, however, that nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant's business, or for any relocation expense that may be payable to Tenant. In the event of a partial taking, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease pursuant to the foregoing, rent shall be abated in proportion to the percentage loss of rentable square footage within the Premises.

SECTION 14.  ASSIGNING, SUBLETTING AND OTHER TRANSFERS.

          14.1 NO ASSIGNMENT WITHOUT CONSENT. Tenant shall not voluntarily, involuntarily or by operation of law assign or otherwise transfer this Lease in whole or in part, nor sublet or otherwise transfer or permit the occupancy by third parties of all or any portion of the Premises (each of the foregoing are referred to herein as an "Assignment"), except in strict compliance with this
Section 14. If Tenant desires to effect an Assignment, Tenant shall request Landlord's consent in accordance with Section 14.2 below. Provided that Landlord does not elect one of the options in Section 14.4 (which options may be elected in Landlord's sole and absolute discretion), Landlord shall not unreasonably withhold or delay its consent to a proposed Assignment. Landlord's consent to any Assignment shall be subject to the terms and conditions contained in Section 14.3. Any attempted Assignment without Landlord's prior written consent shall be void so as not to confer any rights upon any third person. The provisions of this Section 14 shall constitute the sole means for requesting Landlord's consent. Landlord's consent to any Assignment shall not be construed as a consent to any other Assignment, and any other Assignment shall require Landlord's consent as provided in this Section 14. Tenant's remedy in the event Landlord withholds its consent under this Section 14 shall be limited to an action for specific performance or declaratory relief to obtain such consent. Landlord may accept rent and/or performance of obligations from any proposed assignee or other third party pending approval or disapproval of a proposed Assignment, without waiving or being estopped from exercising its remedies for the default by Tenant of any of the requirements of this Section 14.

          14.2 PROCEDURE FOR REQUESTING. If Tenant desires at any time to effect an Assignment, Tenant must first notify Landlord in writing of its desire to do so and shall submit in writing to Landlord: (i) the name and address of the proposed assignee ("Assignee"); (ii) the nature of the Assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Assignment; and (iv) such financial information as Landlord may reasonably request concerning the Assignee including, without limitation, at least a current financial statement, balance sheet and profit and loss statement, and the last year's income tax return executed under penalty of perjury and prepared in a complete, true and correct manner in reasonable compliance with generally accepted accounting and tax principles.

          14.3 TERMS OF CONSENT. Landlord's actual or deemed consent to any Assignment shall be deemed to be subject to and to incorporate therein each of the following terms, unless specifically waived by Landlord in its written consent: (i) Tenant


LANDLORD'S INITIALS:                              TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
shall remain fully liable under this Lease during the unexpired term hereof;
(ii) Tenant shall pay to Landlord a processing fee, not to exceed Five Hundred Dollars ($500.00); (iii) if Tenant's Assignment provides for the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever in excess of the rent and other charges due Landlord under this Lease (which comparison shall be made on a per rentable square foot basis if only a portion of the Premises is subject to the Assignment), and after deducting from such excess Tenant's actual direct costs of effecting such Assignment (such as broker fees, attorney fees and tenant improvement costs paid by Tenant), Tenant shall pay such excess amounts to Landlord as and when they are received; (iv) any Assignment shall be effected on forms approved by Landlord as to form and substance; (v) Tenant shall not then be in default hereunder in any respect;
(vi) the Assignee shall agree in writing to assume, be bound by and perform all of the terms, covenants and conditions of this Lease which could reasonably be construed as applicable to such Assignee; (vii) the Assignee's proposed use of the Premises shall be permissible hereunder and shall be consistent and compatible with other tenants in the Project; (viii) Landlord shall not be bound by any provision of any agreement pertaining to Tenant's Assignment; and (ix) Tenant shall deliver to Landlord one fully-executed original copy of any and all written instruments evidencing or relating to the Assignment. No Assignment shall become effective until Tenant and/or its Assignee has delivered the funds and documents required under subsections (ii), (iv), (vi) and (ix) above.

          Tenant hereby agrees and acknowledges that the above terms imposed upon the granting of Landlord's consent are reasonable and Landlord's imposition of such terms shall under no circumstances impair or limit Landlord's rights and remedies under California Civil Code Section 1951.4 or any related, successor or similar provision of law.

          14.4 RIGHT OF REFUSAL; TERMINATION. Notwithstanding any other provision thereof, in lieu of giving such consent, Landlord may, at its election, elect to (i) construe a proposed Assignment as an offer by Tenant of an Assignment of the Premises (or applicable portion thereof covered by the Assignment) to Landlord, which offer may be accepted by written notice to Tenant, whereupon the Assignment to Landlord shall automatically be deemed consummated on all the terms and provisions set forth in such proposed Assignment except that Landlord may further assign or otherwise transfer such interest without Tenant's review or consent; or (ii) terminate this Lease (or in the case of a proposed Assignment of a portion of the Premises, elect to terminate this Lease with respect to that portion) by delivery to Tenant of written notice of such termination, whereupon Tenant shall be deemed released and discharged from any liability under the Lease (or from a proportionate share of liability based upon the reduction of rentable square footage within the Premises) accruing after the effective date of such termination.

          14.5 ADDITIONAL EVENTS CONSTITUTING AN ASSIGNMENT. If Tenant is a corporation (provided that such corporation is not publicly traded on a recognized stock exchange), an unincorporated association, a partnership, a limited liability company, or any other entity, then any transfer or transfers (on a cumulative basis) of any stock or interest in such corporation, association, partnership, company or other entity greater than fifty percent (50%) thereof shall be deemed an Assignment within the meaning and provisions of this Section 14 and shall be subject to the provisions hereof. Further, the involvement of Tenant or its assets in any transaction or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Tenant's assets occurs, which results or will result in a reduction of the Net Worth (as defined below) of Tenant, by an amount equal to or greater than twenty-five percent (25%) of the Net Worth of Tenant as it was represented to Landlord at the time of execution of this Lease, or at the time of the most recent Assignment to which Landlord has consented, or as it exists immediately prior to such transaction or transactions constituting such reduction, at whichever time such Net Worth of Tenant was or is greater, shall be considered an Assignment of this Lease by Tenant to which Landlord

LANDLORD'S INITIALS:                              TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
may reasonably withhold its consent. The "Net Worth" for purposes of this Lease shall mean the net worth of tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.

          14.6 LANDLORD REMEDIES. The occurrence of an Assignment without Landlord's consent as required herein shall, at Landlord's option, constitute
(i) a material default under this Lease after notice and the expiration of the cure period provided in Section 16.1(c), or (ii) a material noncurable default without the necessity of any notice and grace period, If Landlord elects to treat such Assignment as a noncurable default, Landlord shall have the right to either: (i) terminate this Lease; or (ii) upon thirty (30) days written notice ("Landlord's Notice") to Tenant, increase the Basic Monthly Rent to fair market rental value or one hundred ten percent (110%) of the Basic Monthly Rent then in effect, whichever is greater. Pending determination of the new fair market rental value (which shall be determined in the same manner as the fair market rent for any option period if this Lease contains an option to extend), if disputed by Tenant, Tenant shall pay the amount set forth in Landlord's Notice until the amount is finally determined. At such time as the amount is finally determined, any overpayment shall be credited against the next installment(s) of the Basic Monthly Rent coming due, and any underpayment shall be immediately due payable by Tenant as additional rent. Further, in the event of such a market value adjustment, (i) any index-oriented rental adjustment formula contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such market value adjustment, and (ii) any fixed rental adjustment scheduled during the remainder of the Lease Term shall be increased in the same ratio as the new market rent bears to the Basic Monthly Rent in effect immediately prior to the market value adjustment.

          14.7 HYPOTHECATION OF LEASE. Tenant shall not encumber, hypothecate or otherwise grant any security interest or lien upon its interest in this Lease or any portion thereof (each of the foregoing actions are referred to herein as a "Hypothecation") without Landlord's prior written consent which may be withheld in Landlord's sole and absolute discretion (notwithstanding anything in Section 14.1 to the contrary). Any Hypothecation given without Landlord's prior written consent shall be null and void. Any person or entity who succeeds to Tenant's interest in this Lease pursuant to a Hypothecation shall be subject to the provisions of Section 14.3 and 14.4, and any subsequent Assignment shall be subject to all of the provisions of this Section 14.

          14.8 ADDITIONAL TERMS APPLICABLE TO SUBLEASES. The following terms and conditions shall apply to each sublease ("Sublease') made by Tenant of all or any part of the Premises and shall be deemed included in each Sublease whether or not expressly incorporated therein-.

                 (a) A termination of this Lease for any reason or a voluntary surrender of this Lease shall terminate the Sublease, unless Landlord, at its option and without any obligation to do so, elects in writing to require the subtenant to attorn to Landlord, in which event the subtenant shall attorn to Landlord and Landlord shall recognize the subtenant under the terms of the Sublease from and after the time of Landlord's written notice to the expiration of the Sublease, provided, however, (i) Landlord shall not be liable for any prepaid rents or security deposit paid by the subtenant or for any prior defaults of the sublessor under the Sublease, and (ii) Landlord shall not be bound by the subtenant's payment of any rent beyond the current month's rent owing under the Sublease.

                 (b) Any matter or thing requiring the consent of the sublessor under the Sublease shall also require the consent of Landlord.

                 (c) No subtenant shall further assign or sublet all or any part of the Premises without Landlord's prior consent in the manner required herein.


LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------

SECTION 15.  SUBORDINATION; ATTORNMENT AND NON-DISTURBANCE.

          15.1 SUBORDINATION. This Lease and any options granted herein shall be subject and subordinate to any underlying ground or master lease, mortgage, deed of trust, or other hypothecation or security device ("Security Device" or "Security Devices") now existing or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Landlord's interest in this Lease may be assigned by any holder of any Security Device. Notwithstanding the above, any holder of a Security Device may unilaterally subordinate the lien of its Security Device to this Lease by written notice to Tenant or by recording a written subordination in the Official Records of the County in which the Promises are located, in which case this Lease shall be unaffected by the foreclosure of the subordinated Security Device notwithstanding the relative dates of the documentation or recordation thereof.

          15.2   ATTORNMENT.  Subject to the non-disturbance provisions of
Section 15.3, Tenant agrees to attorn to the holder of a Security Device who acquires title to the Premises through a foreclosure of its Security Device and that such holder shall not be (i) liable for any act or omission of any prior lessor or with respect to the events occurring prior to its acquisition of ownership, (ii) subject to any offsets or defenses which Tenant might have against any prior lessor, or (iii) bound by prepayment of more than one month's rent.

          15.3 NON-DISTURBANCE. With respect to any Security Device entered into by Landlord after the execution of this Lease, tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the holder thereof that Tenant's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in default hereunder and attorns to the record owner of the Premises.

          15.4 SELF-EXECUTING. The agreements contained in this Section 15 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or any holder or potential holder of a Security Device in connection with a sale, financing or refinancing of the Premises, Tenant shall execute such further writings as may be reasonably required to separately document any subordination or non-subordination, attornment and/or non-disturbance agreement provided for herein.

SECTION 16.  DEFAULT AND REMEDIES.

          16.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a material default by Tenant under this Lease:

                 (a) the failure by Tenant to make any regularly scheduled payment of Basic Monthly Rent or additional rent owing under this Lease as and when due;

                 (b) the failure by Tenant to pay any other sum owing under this Lease, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant (Landlord's giving of a three day notice in accordance with the requirements of California Code of Civil Procedure Section 1161, or successor statute then in effect, shall satisfy the foregoing requirement);

                 (c) the failure by Tenant to render prompt and complete performance and observance of any other express or implied covenant, agreement or obligation of Tenant contained in this Lease and the continuation of such failure for a period of ten (10) days after notice thereof from Landlord to Tenant (Landlord's giving of a ten day notice in accordance with the requirements of California Code of Civil Procedure Section 1161, or successor statute then in effect, shall satisfy the foregoing


LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
requirement), provided that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within the ten
(10) day period and thereafter diligently prosecute such cure to completion, but in any event such cure must be completed within ninety (90) days following the date on which such notice is given;

                 (d) the discovery by Landlord of any material falsity in any financial statement or representation of Tenant or any guarantor given to Landlord to induce it to enter into this Lease;

                 (e)     Tenant's vacating or abandoning the Premises; or

                 (f) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty [60] days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, unless possession is restored to Tenant within thirty
(30) days; or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises, or of Tenant's interest or estate created under this Lease, unless such seizure is discharged within thirty (30) days.

          16.2 LANDLORD'S REMEDIES. In the event of Tenant's default under this Lease, then in addition to any other remedies then available to Landlord, Landlord may exercise the following remedies:

                 (a) Terminate Tenant's right to possession of the Premises because of such breach, and upon termination, recover from Tenant as damages (i) the worth at the time of award of any unpaid rent which had been earned at the time of termination, plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been due and payable after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided, plus (iii) any other amounts necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (A) in retaking possession of the Premises, (B) in maintaining , repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants,
(C) for leasing commission, or (D) for any other costs necessary or appropriate to relet the Premises, plus (v) at Landlord's election, such other amounts and remedies in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California including, without limitation, the remedies provided by California Civil Code Section 1951.2, as amended or as superseded by any successor statute.

                    The "worth at the time of award" of the amounts referred to in subsections (i) and (ii) of the immediately preceding paragraph shall be computed by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law. The "worth at the time of award" of the amount referred to in subsection (iii) of the immediately preceding paragraph shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. Tenant hereby waives redemption of relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present of future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder;

                 (b) Not terminate Tenant's right to possession because of such breach, but continue this Lease in full force and effect, and in that event
(i) Landlord


LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
may enforce all rights and remedies under this Lease and under the provisions of
Section 1951.4 of the California Civil Code, as amended or as superseded by any successor statute, including the right to recover the rent and all other charges due hereunder as such rent and other charges become due hereunder, and (ii) Tenant may assign its interest in this Lease with Landlord's prior written consent, which shall not be unreasonably withheld, as provided in Section 14; or

                 (c) To the extent permitted by law, and in addition to the above remedies, Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

          16.3 NO EFFECT ON INDEMNIFICATION. Nothing in Section 16.2 shall be deemed to affect Landlord's right to indemnification against liabilities arising from personal injuries or property damage under the indemnification provisions of this Lease.

          16.4 NO ACCEPTANCE OF SURRENDER. Landlord's re-entry to perform acts of maintenance or preservation of, or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof. No act by Landlord other than giving written notice of termination to Tenant shall terminate this Lease.

          16.5 CUMULATIVE REMEDIES. All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more of such rights or remedies shall not impair Landlord's right to exercise any other right or remedy.

          16.6 LANDLORD'S CURE OF TENANT'S DEFAULT. If at any time during the term hereof Tenant fails, refuses or neglects to do any of the things herein provided to be done by Tenant, Landlord shall have the right but not the obligation to do the same, but at the cost and for the account of Tenant. The amount of any money so expended or obligations so incurred by Landlord together with interest thereon as specified in Section 16.7 shall be repaid to Landlord immediately upon demand therefor, and unless so paid shall be added to the next monthly rent payment coming due hereunder and shall be payable as rent. Landlord's performance of any obligation of Tenant shall not be deemed a waiver of any default of Tenant hereunder.

          16.7 LATE CHARGES AND INTEREST ON PAST DUE OBLIGATIONS. If any payment of Basic Monthly Rent or additional rent has not been received by Landlord within ten (10) days after such amount shall be due, then without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount- In addition, any amount due from Tenant to Landlord hereunder, including Basic Monthly Rent and additional rent, which is not paid when due shall bear interest at the rate which is the lesser of twelve percent (12%) per annum or the maximum permitted by law, from the due date until paid. Acceptance of any late charge or interest payment by Landlord shall not excuse or cure any default by Tenant under this Lease. The parties further agree that the payment of late charges and the payment of interest provided for in this Section are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for the additional administrative expenses incurred by Landlord in handling and processing delinquent payments.


LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------

          16.8 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than a partial payment of the rent herein stipulated, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

SECTION 17.  LIABILITY OF LANDLORD.

          17.1 LANDLORD'S INABILITY TO PERFORM. Landlord shall not be in default under this Lease as a result of its inability to fulfill any of its obligations hereunder or its delay in doing so, if such inability or delay is caused by reason of any act of God, war, revolt, civil arrest, strike, lockout, labor trouble, inability to secure materials, restrictive governmental laws, regulations or approvals, or any other similar cause including, but not limited to, impossibility due to excessive or unreasonable costs beyond the reasonable control of Landlord. Further, Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after notice by Tenant to Landlord specifying how Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within the thirty (30) day period and thereafter diligently prosecutes same to completion.

          17.2 RELEASE UPON SALE. In the event of any transfer(s) of Landlord's interest in the Project, the Building or the Premises, other than a transfer for security purposes only, Landlord, or Landlord's successors, shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing hereunder from and after the date of such transfer (except that Landlord's liability with respect to the Security Deposit shall be governed by Section 18), it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the aforesaid provisions, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

          17.3 LIMITATION ON RECOURSE OF TENANT. Tenant's sole recourse under this Lease against Landlord is to the interest of Landlord in and to the Premises and any portion of the Project then owned by Landlord. Tenant shall have no right to satisfy any judgment which it may have against Landlord from any other assets of Landlord or from any other assets of any partner, venturer or shareholder of Landlord. The provisions of this Section are not intended to limit the Tenant's right to seek injunctive relief or specific performance, or Tenant's right to claim the proceeds of insurance (if any) specifically maintained by Landlord for Tenant's benefit. The foregoing limitations shall also apply to any successor to Landlord's interest in the Premises.

SECTION 18.  SECURITY DEPOSIT.

          Upon its execution of this Lease, Tenant shall deposit with Landlord the Security Deposit designated in the Basic Lease Provisions. The Security Deposit shall be held by Landlord, without liability for interest, as partial security for the full and faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be performed by Tenant, including, without limitation, those relating to the payment of rent, repairing the Premises (other than normal wear and tear) and cleaning the Premises upon termination of the Term. Landlord may commingle the Security Deposit and shall not be required to keep it separate from its general funds. In the event of the failure of Tenant to abide by any of the terms, covenants and conditions of this Lease, including without limitation those relating to rent, repairs and cleaning as stated above, then Landlord at its option, may use any amount of the Security Deposit to pay any overdue rent or to compensate Landlord for any loss or damage sustained or suffered due to such failure by Tenant. Tenant shall, upon the written demand of Landlord


LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
immediately remit to Landlord a sufficient amount in the form of a cashier's check to restore the Security Deposit to the original sum deposited. Failure to do so within five (5) days after such demand shall constitute a material breach of this Lease. Provided Tenant is not then in default under this Lease, within thirty (30) days following the later to occur of (i) the expiration of the term of this Lease or (ii) the date on which Landlord receives possession of the Premises, Landlord shall return to Tenant (or at Landlord's option to any assignee of Tenant's interest under this Lease) any unused portion of the Security Deposit. In the event of a transfer or assignment of Landlord's title or interests in the Premises, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused portion of the Security Deposit then held by Landlord, and thereupon Landlord shall be relieved of any further liability to Tenant with respect to the Security Deposit.

SECTION 19.  RIGHT TO TRANSFER.

          Landlord, by written notice to Tenant, may require that on the date specified in such notice (which shall be a least ninety [90] days subsequent to the giving of such notice) Tenant shall surrender the Premises and in lieu thereof enter into an amended lease or new lease for other space in the Building (as described in such notice) of substantially similar size and layout for the balance of the Term and upon all the terms and conditions of this Lease, except that if the new Premises contains fewer rentable square feet, the Basic Monthly Rent and Tenant's Pro Rata Share of Project Expenses shall be proportionately reduced. In the event of any such relocation, Landlord, at its expense, shall prepare and decorate the space in which Tenant is to be relocated so as to be substantially similar in layout and decoration to the Premises, including all tenant improvements (with such changes as Tenant reasonably may request, provided they do not increase the cost or time within which the space can be prepared for Tenant's occupancy) and shall move Tenant's furniture, fixtures, and equipment to such space.

SECTION 20.  PARKING.

          20.1 PARKING AREAS AND STRUCTURES. Landlord shall have the right to redesign, modify, construct or change any parking areas or parking structures within the Project at any time or times, provided that any such change does not deprive the Project of the number of parking spaces required by the governing local jurisdiction. At any time, upon not less than fifteen (15) days prior written notice, Landlord may designate specific parking areas, structures or spaces within the Project in which Tenant's automobiles must be parked,

          20.2 PARKING CHARGES; REGULATION AND USE. Tenant's use of any parking areas or parking structures shall be at such rent or other charges (if any) and subject to such terms, rules and regulations as Landlord or Landlord"s operator or licensee may establish from time to time. The use of any parking structure or area may be conditioned upon monthly permits, charged validation, or such system as Landlord deems advisable. All parking structures and areas shall be open during Landlord's normal operating hours as set forth in this Lease.

SECTION 21.  GENERAL PROVISIONS.

          21.1 INDEX. References in this Lease to the "Index" shall mean the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index of ALL ITEMS--ALL URBAN CONSUMERS, Los Angeles-Anaheim-Riverside average (Base 1982-84=100). If the base year of the Index is changed, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If, for any reason, there is a major change in the method of calculation or formulation of the Index, or should the Index no longer be published, then Landlord and Tenant shall mutually select such other commodity index that produces substantially the same result as would be obtained if the Index had not been discontinued or revised. If the parties shall be unable to agree


LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
upon a successor index, the parties shall refer the choice of the successor index to arbitration in accordance with the rules of the American Arbitration Association.

          21.2 INTERPRETATION. This Agreement shall be interpreted under the laws of the State of California. This Lease shall not be interpreted either for or against either party due to another party's preparation of this Lease. As used herein, the masculine, feminine or neuter genders and the singular or plural numbers shall each be deemed to include the others. The captions are for convenience only, and do not in any way limit or amplify the provisions hereof. All of the provisions of this Lease are to be construed as covenants and agreements, as though the words importing such covenants and agreements were used in each separate provision hereof.

          21.3 TIME OF THE ESSENCE. Time is of the essence as to each obligation and deadline for performance thereof set forth in this Agreement,

          21.4 SUCCESSORS AND ASSIGNS. All of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, subject at all times, however, to all agreements and restrictions contained herein respecting assignment, subleasing, hypothecation and other transfers.

          21.5 WAIVER AND DEFAULT. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No delay on the part of Landlord in exercising any of its rights hereunder shall operate as a waiver of such rights, or of any other right of Landlord, nor shall any delay, omission or waiver on any one occasion be deemed a bar to, or a waiver of the same or any other right on any other occasion, nor shall Landlord's receipt from Tenant of any rent or other sum with knowledge of any breach by Tenant of any of its covenants hereunder be deemed to be a waiver of such breach. Neither Landlord's failure to bill Tenant for any rent or other sum payable hereunder as it becomes due hereunder, nor its error in such billing or failure to provide any other documentation in connection therewith, shall operate as a waiver of Landlord's right to collect any such sum payable hereunder which may have at any time become due hereunder in the full amount to which Landlord is entitled pursuant to the terms and provisions hereof. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

          21.6 ENTIRE AGREEMENT; AMENDMENTS; REPRESENTATIONS TO TENANT BY THIRD PARTIES. This Lease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior oral or written agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or supplemented except by an agreement in writing signed by the party or parties to be bound thereby. Tenant warrants and represents that there have been no representations or statements of fact with respect to the Premises, the Building, the Project, the surrounding area or otherwise, whether by Landlord, its agents or representatives, any lease broker or any other person. which representations or statements have in any way induced Tenant to enter into this Lease or which have served as the basis in any way for Tenant's decision to execute this Lease, except as contained in this Lease. Tenant agrees and acknowledges that no lease broker, agent, or other person has had or does have the authority to bind Landlord to any statement, covenant, warranty or representation except as contained in this Lease, and that no person purporting to hold such authority shall bind Landlord and that it is not reasonable for Tenant to have assumed that any person had or has such authority. Further, neither Landlord's execution of this Lease nor any other of its acts shall be construed in any way to indicate Landlord's ratification, consent to or


LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
approval of any act, statement or representation of any third person except as specifically set forth in this Lease.


          21.7 SEVERABILITY. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

          21.8 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute and be construed as one and the same instrument.

          21.9 ATTORNEYS' FEES. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties agree to and hereby waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred. Further, if for any reason Landlord consults legal counsel or otherwise incurs any costs or expenses as a result of Tenant's default and Landlord's rightful attempt to enforce the provisions of this Lease after Tenant's grace or notice period has expired, even though no litigation is commenced, or if commenced is not pursued to final judgment, Tenant shall be obligated to pay to Landlord, in addition to all other amounts for which Tenant is obligated hereunder, all of Landlord's reasonable costs, expenses and reasonable attorneys' fees incurred in connection with obtaining such advice.

          21.10 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be (i) delivered personally, (ii) sent via commercial messenger, courier or overnight mail service, or (iii) sent by United States mail, registered or certified delivery, return receipt requested, in each case addressed to the Tenant or to Landlord at the respective addresses set forth in the Basic Lease Provisions. Personally delivered notices shall be deemed given upon actual delivery to the appropriate address, Notices sent via commercial messenger, courier or overnight mail service shall be deemed given upon actual delivery to the appropriate address, as evidenced by the receipt of the delivery service. Mailed notices shall be deemed given upon the earlier of three (3) business days after deposit into the United States mail, registered or certified, with postage prepaid, or the date of the actual receipt as evidenced by the return receipt. Either party may specify a different address for notice purposes in the manner aforesaid. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to any additional party hereafter designated by a notice from Landlord to Tenant.

          21.11 BROKERS. In connection with this Lease, Tenant warrants and represents that it has had dealings only with the broker or brokers specified in the Basic Lease Provisions, and that it knows of no other person who is or might be entitled to a commission, finder's fee or other like payment in connection with this Lease, and Tenant does hereby indemnify and agree to hold Landlord harmless from and against any and all loss, liability and expenses that Landlord may incur should Tenant's warranty and representation prove incorrect.

          21.12 EXAMINATION OF LEASE. Landlord' submission of this instrument for examination or signature by Tenant, Tenant's agents or attorneys, does not constitute a reservation of, or an option to lease, and this instrument shall not be effective or binding as a lease or otherwise, until its execution and delivery by both Landlord and Tenant,

          21.13 RULES AND REGULATIONS. Tenant shall faithfully observe and strictly comply with the Rules and Regulations as set forth in EXHIBIT "E" hereto. The Rules and Regulations may be amended or supplemented by Landlord from time to


LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------
time. Landlord shall not be liable to Tenant for violation by any other tenants in the Building or the Project of the Rules and Regulations, or for the breach of any covenant or condition in any lease.

          21.14 ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time, no later than ten (10) days after receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any other person or entity as Landlord may request including, but not limited to, a purchaser, investor or lender of the Project or any part thereof, an estoppel certificate (in -the form requested by Landlord or such purchaser, investor or lender) certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the dates to which the rent and other charges, if any, are paid in advance and the amount of Tenant's Security Deposit, if any, (iii) that there are not, to Tenant's best knowledge, any uncured defaults on the part of Landlord hereunder, nor any events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed, and (iv) any other representations or certifications as may be reasonably requested, It is expressly understood and agreed that any such estoppel certificate may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project. Tenant's failure to deliver such estoppel certificate within such time shall, at the option of Landlord, constitute a default under this Lease and, further, shall serve as a conclusive admission by Tenant that all matters stated in such estoppel certificate delivered to Tenant are true and correct.

          21.15 CORPORATE TENANT. If Tenant is a corporation, the parties executing this Lease on behalf of Tenant hereby covenant and warrant that (i) Tenant is a duly qualified corporation and that all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of California-,
(ii) that all franchise and corporate taxes have been paid to date; and (iii) all future forms, reports, fees and other documents necessary to comply-with applicable laws have been and will be filed when due.

          21.16 RECORDATION OF LEASE. Neither this Lease nor any memorandum hereof shall be recorded without the express written consent of Landlord.

          21.17 MULTIPLE TENANTS. If there is more than one person, firm, corporation, partnership or other entity comprising Tenant, then (i) the term "Tenant", as used herein, shall include all of the undersigned; (ii) each and every provision in this Lease shall be binding on each and every one of the undersigned; (iii) each of the undersigned shall be jointly and severally liable hereunder; (iv) Landlord shall have the right to join one or all of the undersigned in any proceeding, or to proceed against them in any order; and (v) Landlord shall have the right to release any one or more of the undersigned without in any way prejudicing its right to proceed against the others

          21.18 COMPLIANCE WITH RECORDED COVENANTS, CONDITIONS AND RESTRICTIONS. This Lease shall be subject and subordinate to, and Landlord reserves the right to record covenants, conditions and restrictions governing the use, ownership and occupancy of the Project. Tenant agrees, as a material part of this Lease, to comply with the provisions of any such recorded covenants, conditions or restrictions, and the failure to so comply shall be deemed a breach of this Lease.

SECTION 22.  SPECIAL NOTICE: READ BEFORE EXECUTING THIS AGREEMENT.

          Each party acknowledges, covenants and warrants to the other, and agrees that the other party may rely upon in executing this Agreement, each of the following

          A. THAT I HAVE READ AND FULLY UNDERSTAND EACH AND EVERY TERM AND CONDITION OF THIS AGREEMENT AND ANY ATTACHMENTS IN ITS ENTIRETY AND THE CONSEQUENCES THEREOF.


LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
---------------------                             ---------------------

          B. THAT I HAVE HAD AN OPPORTUNITY AND HAVE BEEN ADVISED TO SEEK MY OWN INDEPENDENT LEGAL AND BUSINESS ADVICE CONCERNING THIS AGREEMENT.

          IN WITNESS hereof, the parties hereto have executed this Agreement on the day and year written below.

TENANT:

NEWGEN RESULTS CORPORATION, a California corporation


By:  /s/ [ILLEGIBLE]                         Date:
   --------------------------------------         ------------------------------

   --------------------------------------
           [Print Name and Title]

LANDLORD:

PLAZA HOLDINGS, INC., a California corporation


By:  /s/ John I. Kocmur                      Date:   4/30/98
   --------------------------------------         ------------------------------
   John I. Kocmur, President

LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                        /s/ [ILLEGIBLE]
---------------------                             ---------------------

                                    FIRST ADDENDUM

                               (ADDITIONAL LEASE TERMS)

THIS ADDENDUM is attached to and made a part of that certain Office Building Lease dated April 6, 1998 (the "Lease") by and between PLAZA HOLDINGS, INC., a California corporation (the "Landlord") and NEWGEN RESULTS CORPORATION, a California corporation (the "Tenant"), with respect to Premises (the "Premises") located in the Project (as defined in the Lease) located in the City of San Diego, San Diego County, California.

The following new terms or modifications to existing terms are hereby made a part of the Lease as though fully set forth therein. In the event of any inconsistency between the terms of the Lease and this Fist Addendum, this First Addendum shall control.

27. PARKING. Landlord shall provide Tenant with two (2) covered, reserved parking spaces located in the underground parking structure, and its pro-rata share of unreserved parking spaces based on the overall 4:1 parking ratio.







LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                        /s/ [ILLEGIBLE]
---------------------                             ---------------------

                                     EXHIBIT "A"

                                    PLAZA DEL MAR

             12520 & 12526 HIGH BLUFF DRIVE, SAN DIEGO, CALIFORNIA 92130





                                      [GRAPHIC]






                            (FLOOR PLAN OF PLAZA DEL MAR)


LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                        /s/ [ILLEGIBLE]
---------------------                             ---------------------

                                     EXHIBIT "B"

                              NEWGEN RESULTS CORPORATION

                RENTABLE SQUARE FEET: 6,964/USABLE SQUARE FEET: 6,168

           SUITE 170 AT 12526 HIGH BLUFF DRIVE, SAN DIEGO, CALIFORNIA 92130


                               (FLOOR PLAN OF BUILDING)




                                      [GRAPHIC]


LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                        /s/ [ILLEGIBLE]
---------------------                             ---------------------

                                    EXHIBIT "C"

                         MEMORANDUM OF ACTUAL COMMENCEMENT

                                AND EXPIRATION DATES

THIS MEMORANDUM is made and entered into as of _____________, 1998, by and between PLAZA HOLDINGS, INC., a California corporation (the "Landlord") and NEWGEN RESULTS CORPORATION, a California corporation (the "Tenant"), with respect to that certain Office Building Lease between Landlord and Tenant dated as April 6, 1998 (the "Lease").

The Term of the Lease commenced on ____________, 1998, which date is defined in the Lease as the Commencement Date, and shall expire, unless sooner terminated, fifteen (15) months thereafter on insert ____________, 1999, which is defined in the Lease as the Expiration Date.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date set forth in the first paragraph above.

LANDLORD

PLAZA HOLDINGS, INC., a California corporation



By:
   --------------------------------------
   John I. Kocmur, President


TENANT

NEWGEN RESULTS CORPORATION, a California corporation


By: /s/ [ILLEGIBLE]
   --------------------------------------



THIS IS A LEASE EXHIBIT WHICH ONLY REQUIRES LANDLORD'S AND TENANT'S INITIALS. UPON COMMENCEMENT OF THIS LEASE LANDLORD SHALL PROVIDE TENANT WITH EXECUTION COPIES IN ACCORDANCE WITH SECTION 2.1, TERM, OF THE LEASE.

LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                        /s/ [ILLEGIBLE]
---------------------                             ---------------------

                                     EXHIBIT "D"

                              NEWGEN RESULTS CORPORATION

                                REMOVAL OF WALLS PLAN

           SUITE 170 AT 12526 HIGH BLUFF DRIVE, SAN DIEGO, CALIFORNIA 92130

                               (FLOOR PLAN OF BUILDING)




                                      [GRAPHIC]

LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                        /s/ [ILLEGIBLE]
---------------------                             ---------------------

                                     EXHIBIT "E"

                                RULES AND REGULATIONS

               The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable modifications and additions at any time, to be effective upon written notice to tenants. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

          1. Except as otherwise provided in the Lease or any exhibits thereto, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the prior written consent of Landlord. Unless Landlord has provided such prior written consent, Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice, without liability or prior notice to Tenant, and at the expense of Tenant.

          All approved signs or lettering on doors and walls to the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person approved by Landlord in a manner and style acceptable to Landlord.

          Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the Premises unless approved in writing by Landlord. Tenant shall not use drape or window covering facing any exterior glass surface other than the standard drape established by Landlord:

          2. Except with the prior written consent of Landlord, no Tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals or theater tickets, in or from the Premises, nor shall any Tenant carry on, or permit or allow any employee or other person to carry on the business of manufacturing of any kind, nor the business of a public barber shop, beauty parlor, manicure or chiropodist or any other business not specifically permitted in the Lease.

          3. No Tenant shall allow the solicitation of its employees or invitees by any personal goods or services vendors other than as approved or provided by Landlord. The term "personal goods or services vendors" means persons who periodically enter the Building for the purpose of selling goods or services to a Tenant other than goods or services which are used by a Tenant solely for the purpose of conducting its business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services and shoe shining services. Landlord reserves the right to prohibit entry to the Building of any personal goods or services vendors not approved or provided by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

          4. The bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of Tenants only, and Landlord reserves the right to exclude any other names therefrom and otherwise limit the number of listings thereon.

          5. The sidewalks, halls, passages, exits, entrances, and stairways shall not be obstructed by any of Tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such


LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                        /s/ [ILLEGIBLE]
---------------------                             ---------------------
persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building.

          6. Each Tenant, upon the termination of the tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord the cost of replacement. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the prior written consent of Landlord.

          7. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

          8. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

          9. Upon initial move-in, move-out, or at any other time during occupancy, no furniture, freight, packages, supplies, merchandise or equipment of any kind shall be brought into the Building except during hours and in a manner approved by Landlord in writing. All deliveries described above shall utilize the freight elevator only. Any handtrucks permitted in the Building must be equipped with soft rubber tires and sideguards.

          10. Landlord shall have the right to prescribe the weight, size and position of all safes, computers, sofas and other heavy objects brought into the Premises. If considered necessary by Landlord, such heavy objects or equipment shall be placed on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining any such property shall be repaired at the expense of Tenant.

          11. Landlord shall be responsible for providing janitorial services to the Building and Premises. Any additional cleaning of the Premises required by Tenant shall also be provided by Landlord's janitorial service at Tenant's expense. Landlord shall have the right to prohibit access to the Building to any janitorial or cleaning service other than Landlord's. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any Tenant for any loss of property on the Premises, however, occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person. Normal janitorial service shall not include shampooing of carpets or rugs or moving of furniture or other special services (such as cleaning of kitchen appliances). Window cleaning shall be done only by Landlord,

          12. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. Smoking or carrying lighted cigars or cigarettes in the Building is prohibited.

          13. No cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the manufacture or storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                        /s/ [ILLEGIBLE]
---------------------                             ---------------------

          14. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

          15. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

          16. No Tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expenses of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

          17. Landlord reserves the right to close and keep locked all entrance and exit doors and otherwise regulate access of all persons to the halls, corridors, and stairways in the Building on Saturdays, Sundays and legal holidays and on other days except during normal operating hours, and at such other times as Landlord may deem advisable for the adequate protection and safety of the Building, its Tenants and property in the Building. Access to the Premises may be refused unless the person seeking access is known to the employee of the Building in charge, and has a pass or is otherwise properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission or exclusion from the Building of any person.

          18. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage.

          19. Any person whose presence in the Building at any time shall in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its Tenants may be denied access to the Building or may be ejected therefrom. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from Tenant from whose Premises the package or object is being removed, but the establishment and enforcement of such a requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the premises of Tenant.

          20. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating and air-conditioning system and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

          21. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the building of which the Premises are a part.

          22. Canvassing, soliciting and peddling within the Property is prohibited unless specifically approved by Landlord, and each Tenant shall cooperate to prevent such activity.

          23. All parking areas plus other Common Areas forming a part of the Property shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                        /s/ [ILLEGIBLE]
---------------------                             ---------------------

          24. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, may impair the reputation of the Building or its desirability as a location for offices, and upon written notice from Landlord, any Tenant shall refrain from or discontinue such advertising.

          25. Tenant shall not do or permit anything to be done in or bring or keep anything in the Premises, which shall in any way increase the rate of fire insurance for the Building or its contents; or obstruct or interfere with the rights of other Tenants or in any way injure or annoy them, or conflict with the regulations of the fire department or the fire laws, or with any insurance policy for the Building or any part thereof or with any rules and ordinances established by the Board of Health or other governmental authority.

          26. Tenant shall not install equipment, such as but not limited to, electric tabulating or computer equipment, requiring electrical or air conditioning service in excess of those to be provided by Landlord under the Lease.



LANDLORD'S INITIALS:                                TENANT'S INITIALS:

/s/ [ILLEGIBLE]                                        /s/ [ILLEGIBLE]
---------------------                             ---------------------